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                                 EXHIBIT 10.20
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                        EXECUTIVE EMPLOYMENT AGREEMENT

          THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 12th day of December, 1997, by and between Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), and Ronald E. Pierce (the "Executive").

          WHEREAS, the Board of Directors of the Company recognizes that the Executive's contribution to the growth and success of the Company is expected to be substantial and desires to assure the Company of the Executive's employment in an executive capacity and to compensate him therefor; and

          WHEREAS, the Executive desires to commit himself to serve the Company on the terms and subject to the conditions herein provided;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed exclusively by the Company, for a period commencing on December 12, 1997 (the "Commencement Date") and ending upon the earlier of the third anniversary of the Commencement Date or the termination of this Agreement pursuant to Section 5 hereof (the "Employment Period").

          2. Position and Duties. The Executive, during the Employment Period, shall serve as the President and Chief Executive Officer of the Company, reporting only to the Board of Directors. The Executive shall have such powers and duties as may from time to time be prescribed by the Board of Directors so long as such duties are consistent with the Executive's positions on the date hereof. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, shall perform his duties hereunder diligently and in a prudent and businesslike manner, and shall act in the best interests of the Company.

          3.   Compensation and Benefits.

          (a) Base Salary. During the Employment Period (subject to Section 5(c) hereof), the Executive shall receive an annual base salary of $250,000 ("Base Salary"), subject to annual review by the Compensation Committee of the Board of Directors (the
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"Compensation Committee"). The Base Salary may be increased, but not decreased, during the Employment Period upon recommendation of the Compensation Committee and approval by the Board of Directors, which recommendation and approval may be withheld at the sole discretion of the Compensation Committee and the Board of Directors, respectively. The Base Salary shall be payable in installments in accordance with the Company's customary payroll practices but not less frequently than monthly.

          (b) Bonus. In addition to the Base Salary, the Executive shall be eligible to receive bonus compensation in such amounts and payable at such times as determined by recommendation of the Compensation Committee and approval by the Board of Directors, which recommendation and approval may be withheld at the sole discretion of the Compensation Committee and the Board of Directors, respectively, at all times during the Employment Period.

          (c) Stock Option Eligibility. During the Employment Period, the Executive shall be eligible to receive additional stock option grants, including annual performance stock option grants, pursuant to the Company's stock option plans in effect from time to time, all at the discretion of the Compensation Committee and the Board of Directors.

          (d)  Fringe Benefits.  During the Employment Period (subject to
Section 5(c) hereof), the Executive shall receive the fringe benefits described on Exhibit A attached hereto. In addition, during the Employment Period, the Executive shall be eligible to participate in such retirement, profit sharing and pension plans and life and other insurance programs, as well as other benefit programs, which are available to senior executive officers of the Company, subject to the Company's policies with respect to all of such benefits or insurance programs or plans; provided, however, that except as expressly set forth herein, the Company shall not be obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof.

          4. Expenses. Upon submission of properly documented expense account reports, the Company shall reimburse the Executive for all reasonable travel, entertainment and work-related expenses incurred by the Executive in connection with the performance of his duties as Chief Executive Officer of the Company, all subject to and in accordance with the expense and reimbursement policies that may be adopted by the Company from time to time.

          5.   Termination.   This Agreement shall terminate on the third
anniversary of the Commencement Date (the period from the Commencement Date to and including the third

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anniversary of the Commencement Date being referred to herein as the "Base
Term"), unless earlier terminated pursuant to any one or more of the following provisions:

          (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of Executive. For purposes of this Agreement, "total disability" shall be deemed to have occurred if Executive shall have been unable to perform his duties hereunder for a period of three (3) consecutive months or for any sixty (60) working days out of any period of six
(6) consecutive months. Upon such termination for death or total disability, the Company shall pay to the Executive or his estate, heirs or legal representative, as the case may be, all compensation of the Executive accrued but unpaid in respect of periods ending on or prior to such termination for death or total disability and the Company shall have no further obligations to pay the Executive or his estate, heirs or legal representative any other compensation or provide any other benefits pursuant to this Agreement.

          (b) Termination for Cause. The Company may terminate this Agreement for Cause upon ten (10) days' written notice to the Executive. For purposes of this Agreement, "Cause" shall be deemed to include (i) material acts of fraud, dishonesty or deceit, (ii) competition with the Company or its subsidiaries,
(iii) unauthorized use of any of the Company's or its subsidiaries' trade secrets or Confidential Information, (iv) conviction of a felony involving moral turpitude, (v) any material violation of any other material duty to the Company or its shareholders imposed by law or the Board of Directors, or (vi) any material breach of Executive's representations, covenants, duties and responsibilities hereunder. Upon such termination for Cause, the Company shall pay to the Executive, as soon as practicable after such termination, all compensation of the Executive accrued but unpaid in respect of periods ending on or prior to such termination and the Company shall have no further obligations to pay the Executive any other compensation or provide any other benefits pursuant to this Agreement.

          (c) Termination Without Cause. The Company may terminate this Agreement without Cause upon 30 days' written notice to Executive. Upon such termination without Cause, the Company shall pay to the Executive a termination fee equal to the amount of compensation and benefits that would otherwise be payable or provided to the Executive pursuant to Section 3(a) and the first sentence of Section 3(d) hereof through the later of (i) the remainder of the Base Term as if this Agreement had remained in full force and effect for the remainder of the Base Term (payable or provided in accordance with Section 3(a) or Exhibit A hereof, as the case may be) and (ii) one year after the effective date of the termination without Cause; provided, however, that if the Executive is terminated without Cause at any time after

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July 1, 1999, in lieu of, and not in addition to, any compensation payable or benefits required to be provided pursuant to this Section 5(c), the Company shall make a lump sum payment to the Executive within thirty days after such termination without Cause equal to the amount of compensation that would otherwise be payable to the Executive pursuant to Section 3(a), plus the cash replacement value of benefits described in the first sentence of Section 3(d) hereof, through the later of (i) the remainder of the Base Term as if this Agreement had remained in full force and effect for the remainder of the Base Term and (ii) one year after the effective date of the termination without Cause. In addition, upon such termination without Cause, all options to purchase capital stock of the Company and all restricted stock of the Company held by the Executive at the time of such termination without Cause shall be deemed vested immediately prior to such termination without Cause. The Executive shall have 90 days after such termination to exercise any such stock options. All such stock options that are not exercised within such 90-day period shall be forfeited and canceled.

          (d) Termination by Executive. The Executive may terminate this Agreement upon thirty (30) days' written notice to the Company. Upon termination by the Executive, the Company shall pay to the Executive, as soon as practicable after such termination, all compensation of the Executive accrued but unpaid in respect of periods ending on or prior to such termination and the Company shall have no further obligations to pay the Executive any other compensation or provide any other benefits pursuant to this Agreement; provided, however, that if the Executive terminates his employment hereunder because he has been permanently relocated by the Board of Directors, without his prior consent, to an office located more than fifty (50) miles away from the Company's current principal executive offices or his executive titles, duties or authority are materially diminished by action of the Board of Directors of the Company, the Executive shall be entitled to the severance compensation provided in
Section 5(c) as if the Executive were terminated by the Company without Cause.

          6. Additional Positions. During the Employment Period, the Executive agrees that, in the event the Board of Directors (subject, as required, to shareholder vote) requests the Executive to serve as a director of the Company and/or any of its subsidiaries, as a member of one or more committees of the respective Boards of Directors of the Company and any of its subsidiaries, and in one or more executive offices of any of the Company's subsidiaries as the Executive may from time to time be elected, he will so serve without further compensation.

          7. Representations by the Executive. The Executive hereby represents and warrants to the Company that (a) the Executive's execution and delivery of this Agreement and

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his performance of his duties and obligations hereunder will not conflict with, cause a breach or default under, or give any party a right to damages under (or to terminate) any other agreement to which the Executive is a party or by which he is bound, and (b) there are no restrictions, agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or the performance of his obligations hereunder.

          8.   Confidentiality.

          (a) Non-Disclosure Obligation. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, the Executive will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors, and employees of the Company, in any manner whatsoever, any Confidential Information (as hereinafter defined) without the prior written consent of the Company.

          (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by the Executive as a direct or indirect consequence of his employment hereunder about the Company or its subsidiaries or their respective businesses, products and practices which information is not generally known in the business in which the Company or its subsidiaries, as the case may be, is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than the Executive or persons who are not under similar obligations of confidentiality to the Company and who are not parties to this Agreement, (ii) required to be disclosed by any court process or any government or agency or department of any government, or (iii) the subject of a written waiver executed by the Company for the benefit of the Executive.

          (c) Return of Property. Upon termination of this Agreement, the Executive will surrender to the Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company and its subsidiaries, and all copies thereof, and all other property belonging to the Company.

          9.   Non-Competition.

          (a) Term and Scope. Subject to the other provisions of this Section 9, from and after the date hereof until the date which is one year after the expiration or earlier termination of this Agreement in accordance with the terms hereof (the "Noncompetition

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Term"), without the prior written consent of the Board of Directors of the
Company, the Executive shall not directly or indirectly participate as a stockholder, proprietor, partner, trustee, consultant, employee, director, officer, lender, or investor in any corporation, business or professional enterprise that provides management services to medical practices within the musculoskeletal specialty or other specialties practiced by any medical practice subject to a management services contract or arrangement during the Noncompetition Term with the Company or any of its subsidiaries, in each case within a thirty mile radius of (i) any location in which the Company or its subsidiaries presently conducts business or (ii) any location in which the Company or its subsidiaries, during the Noncompetition Term, (x) has initiated business acquisition or affiliation discussions with physician groups, (y) has expressed a bona fide intent to conduct business or (z) conducts business.

          (b) Exception. Nothing contained herein shall limit the right of the Executive to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the Executive's equity interest therein does not exceed 5% of the total outstanding shares or interests in such corporation or partnership.

          (c) Extension for Noncompliance. If, during any period within the Noncompetition Term, the Executive is not in compliance with the terms of this
Section 9, the Company shall be entitled to, among other remedies, compliance by the Executive with the terms of this Section 9 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include such additional period.

          (d) Reasonableness. The Executive hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 9 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

          10. Non-Solicitation and Non-Interference. During the Noncompetition Term, the Executive shall not, directly or indirectly, (a) solicit the employment of any current or future employee of the Company without the prior written consent of the Board of Directors of the Company, (b) request, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company, or (c) request, induce or attempt to influence any supplier, customer, patient or client of the Company to terminate his, her or its relationship with the Company.

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          11.  Injunctive Relief.  The Executive acknowledges that the breach of any of the agreements contained herein, including, without limitation, any of the confidentiality, non-competition and non-solicitation covenants specified in Sections 8 through 10, may give rise to irreparable injury to the Company, inadequately compensable in money damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. The Executive waives any requirements for the posting of a bond in connection with the issuance of such an injunction. The Executive further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

          12. Assignment. This Agreement will be binding upon the parties hereto and their respective successors and permitted assignees. Because the Executive's duties and services hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement (and any attempt to do so will be void).

          13. Headings. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

          14. Notices. All notices and other communications required or permitted hereunder must be in writing and (a) delivered personally, (b) sent by telefacsimile, (c) delivered by a nationally recognized overnight courier service, or (d) sent by registered or certified mail, postage prepaid, as follows:

           (i)  If to the Company, to:

                Integrated Orthopaedics, Inc.
                5858 Westheimer, Suite 500
                Houston, Texas 77057
                Facsimile No.: (713) 339-2858
                Attention:  Board of Directors

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          (ii)  If to the Executive, to:

                Ronald E. Pierce
                4918 Cambridge Street
                Sugarland, Texas 77479

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 14 will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (z) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

          15. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

          16. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an executive officer of the Company and by the Executive.

          17. Waiver. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power or be construed as a waiver thereof. A waiver by any party hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies

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provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

          18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

          19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of laws principles thereof.

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          IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first above written.

                              COMPANY:

                              INTEGRATED ORTHOPAEDICS, INC.


                              By:
                                 ------------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------


                              EXECUTIVE:



                              ---------------------------------------
                              Ronald E. Pierce

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                                   EXHIBIT A

                          SCHEDULE OF FRINGE BENEFITS

1. The Company shall provide major medical health insurance coverage for the Executive and those members of his immediate family whose primary residence is the same as Executive's primary residence.

2. The Company shall provide long-term disability insurance coverage for the Executive equal to 50% of the Executive's Base Salary payable pursuant to
Section 3(a) of this Agreement.

3. The Company shall provide term life insurance coverage having a death benefit of $1,000,000, payable, upon the death of the Executive, to the beneficiary or beneficiaries selected by the Executive.

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